UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007 (February 1, 2007)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer
Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
          (c) On February 2, 2007, Teton Energy Corporation (“we,” “us” or the “Company”) appointed Dominic J. Bazile II, as our Executive Vice President and Chief Operating Officer. The appointment is effective February 1, 2007. From 2002 to 2006, Mr. Bazile served as Senior Vice President, Operations & Engineering for Bill Barrett Corporation in Denver, Colorado. From 1996 to 2002, Mr. Bazile was Drilling Manager for Barrett Resources Corporation. Prior to 1996, Mr. Bazile served in a variety of positions for Plains Petroleum Operating Company in Midland, Texas and Gulf Oil Corporation/Chevron USA.
          Under the terms of his employment package with us, Mr. Bazile is to be compensated at an initial base salary of $225,000. In addition, Mr. Bazile will be entitled to a bonus of up to 100% of his base salary in any fiscal year based on performance. We also awarded Mr. Bazile a grant of 30,000 restricted shares, which vest equally over a three-year period. The vesting period for these shares begins on February 1, 2007. In addition, Mr. Bazile will be entitled to participate in the Company’s 2005 Long Term Incentive Program. Mr. Bazile’s grant will be governed by the terms of the award previously disclosed by the Company in a report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2006 as well as future grants to be determined by our Compensation Committee. At this time, however, no grants have been approved by our Compensation Committee. Mr. Bazile’s employment agreement is for an initial term of two years, and thereafter is automatically renewed for successive two-year periods unless otherwise terminated by either Mr. Bazile or us. Mr. Bazile is entitled to 12 months severance in the event his employment is terminated without cause or he is terminated under circumstances related to a change in control involving the Company.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 6, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: February 6, 2007	TETON ENERGY CORPORATION

	By:	/s/ Karl F. Arleth Karl F. Arleth, Chief Executive Officer and
President

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of Teton Energy Corporation dated February 6, 2007.